Exhibit 99.1

CONTACT:
Christopher G. Marshall
Chief Financial Officer
Phone: (704) 554-5901
E-mail: cmarshall@nafhinc.com

FOR IMMEDIATE RELEASE

Capital Bank Corporation Announces Financial Results for the Fourth Quarter and Full Year of 2011

RALEIGH, N.C., April 9, 2012 – Capital Bank Corporation (the “Company”) (Nasdaq: CBKN), a majority-owned subsidiary of Capital Bank Financial Corp. (“CBF”; formerly North American Financial Holdings, Inc.), today reported financial results for the fourth quarter and full year of 2011. Operating and financial highlights include the following:

•	Net income totaled $1.5 million, or $0.02 per share, in the fourth quarter of 2011 and totaled $5.3 million, or $0.06 per share, in the successor period from January 29 to December 31, 2011; and

•
Following the merger of GreenBank, the wholly-owned subsidiary of Green Bankshares, Inc. (“Green Bankshares”), into Capital Bank, NA, the Company held a 26% ownership interest in Capital Bank, NA, which has $6.5 billion in assets and operates 143 branches in Florida, North Carolina, South Carolina, Tennessee and Virginia.

“Thanks to the hard work of team mates across the company, I am very proud to be able to say that today, Capital Bank, NA is a single bank, with 143 branches operating under one brand, offering a common set of products and processing on one IT system. That is a huge accomplishment for us in such a short period of time,” stated Gene Taylor, Chairman and Chief Executive Officer of CBF and Capital Bank Corporation.

“We are pleased with continued success in generating new loans and core deposits. These activities are helping customers achieve their goals and will lead to higher profitability for the company,” commented Chris Marshall, Chief Financial Officer of CBF and Capital Bank Corporation.

Bank Mergers

On June 30, 2011, Capital Bank, formerly a wholly-owned subsidiary of the Company (“Old Capital Bank”), merged with and into NAFH National Bank, a national banking association, with NAFH National Bank as the surviving entity (the “Bank Merger”). In connection with the Bank Merger, NAFH National Bank changed its name to Capital Bank, NA. On September 7, 2011, CBF acquired a controlling interest in Green Bankshares and merged its banking subsidiary, GreenBank, with and into Capital Bank, NA. Following the GreenBank merger, Capital Bank, NA is now owned by the Company, CBF, TIB Financial Corp. (“TIB Financial”) and Green Bankshares. CBF is the owner of approximately 83% of the Company’s common stock, approximately 94% of TIB Financial’s common stock and approximately 90% of Green Bankshares’ common stock. Previously, on April 29, 2011, Capital Bank, NA merged with TIB Bank, then a wholly-owned subsidiary of TIB Financial.

The Bank Merger occurred pursuant to the terms of an Agreement of Merger entered into by and between Old Capital Bank and Capital Bank, NA, dated as of June 30, 2011. In the Bank Merger, each share of Old Capital Bank common stock was converted into the right to receive shares of Capital Bank, NA common stock based on each entity’s relative tangible book value on March 31, 2011. Following the GreenBank merger, the Company now owns approximately 26% of Capital Bank, NA, with CBF having a direct ownership of 19%, TIB Financial owning 21%, and Green Bankshares owning the remaining 34%.

The Bank Merger, the preceding merger of TIB Bank and Capital Bank, NA, and the succeeding merger of GreenBank and Capital Bank, NA were restructuring transactions between commonly-controlled entities. At the time of the Bank Merger, due to the deconsolidation of Old Capital Bank, the balance of accumulated other comprehensive income was reclassified to common stock within shareholders’ equity. Immediately following the Bank Merger, on June 30, 2011, CBF, the Company and TIB Financial made cash contributions of additional capital to Capital Bank, NA of $4.7 million, $6.1 million and $5.2 million, respectively, in proportion to their respective ownership interests in Capital Bank, NA. On September 30, 2011, the Company made a $10.0 million contribution of additional capital to Capital Bank, NA in exchange for additional shares of Capital Bank, NA. These capital contributions were made to provide additional capital support for the general business operations of Capital Bank, NA. As of December 31, 2011, Capital Bank, NA operated 143 branches in Florida, North Carolina, South Carolina, Tennessee and Virginia and had total assets of $6.5 billion, total deposits of $5.1 billion and shareholders’ equity of $939.8 million.

The Company reports its investment in Capital Bank, NA on the Consolidated Balance Sheet as an equity method investment in that entity. As of December 31, 2011, the Company’s investment in Capital Bank, NA totaled $243.7 million, which reflected the Company’s pro rata ownership of Capital Bank, NA’s total shareholders’ equity. The Company also had an advance to Capital Bank, NA totaling $3.4 million as of December 31, 2011. In the quarter ended December 31, 2011, the Company increased the equity investment balance by $1.8 million based on its equity in Capital Bank, NA’s net income and decreased the equity investment balance by $148 thousand based on its equity in Capital Bank, NA’s other comprehensive income.

The following table presents summarized financial information for the Company’s equity method investee, Capital Bank, NA, for each period presented:

(Dollars in thousands)	Three Months Ended Dec. 31, 2011	Jun. 30, 2011 to Dec. 31, 2011

Interest income	$74,163	$137,508
Interest expense	9,266	17,810
Net interest income	64,897	119,698
Provision for loan losses	16,790	28,636
Noninterest income	16,105	28,710
Noninterest expense	53,271	97,754
Net income	$6,797	$13,984

Potential Merger of the Company and CBF

On September 1, 2011, the Boards of Directors of CBF and the Company approved and adopted a merger agreement. The merger agreement provides for the merger, following the receipt of shareholder approval by the Company’s shareholders (including CBF), of the Company with and into CBF, with CBF continuing as the surviving entity. In the merger, each share of the Company’s common stock issued and outstanding immediately prior to the completion of the merger, except for shares for which appraisal rights are properly exercised and certain shares held by CBF or the Company, will be converted into the right to receive 0.1354 of a share of CBF Class A common stock. No fractional shares of Class A common stock will be issued in connection with the merger, and holders of the Company’s common stock will be entitled to receive cash in lieu thereof.

Since CBF is the majority shareholder of the Company, CBF will be able to determine the outcome of the shareholder vote needed to approve the merger.

Net Interest Income

Net interest income in the fourth quarter of 2011 was significantly impacted by the Bank Merger, upon which Old Capital Bank’s earning assets and interest-bearing liabilities were deconsolidated from the Company. Following the Bank Merger on June 30, 2011, the Company’s interest-bearing liabilities, which consisted of subordinated debentures, significantly exceeded interest-earning assets, thus creating negative net interest income and a negative net interest margin. Net interest income for the quarter ended December 31, 2011 (Successor) and the quarter ended December 31, 2010 (Predecessor) totaled ($277) thousand and $12.3 million, respectively. Net interest margin decreased from 3.16% in the fourth quarter of 2010 (Predecessor) to (32.39)% in the fourth quarter of 2011 (Successor) primarily due to the Bank Merger.

Further, net interest income for the period of January 29 to December 31, 2011 (Successor), the period of January 1 to January 28, 2011 (Predecessor), and the year ended December 31, 2010 (Predecessor) totaled $24.9 million, $4.0 million and $51.0 million, respectively. Net interest margin increased from 3.27% in the year ended December 31, 2010 (Predecessor) to 4.13% for the period of January 29 to December 31, 2011 (Successor) primarily due to a decline in funding costs as the average rate on total interest-bearing liabilities fell from 1.88% to 1.17% over that period. Average earning assets decreased from $1.60 billion in the year ended December 31, 2010 (Predecessor) to $1.54 billion in the period of January 1 to January 28, 2011 (Predecessor) to $670.7 million in the period of January 29 to December 31, 2011 (Successor). The decline in average earning assets in the successor period was primarily related to the Bank Merger.

Provision for Loan Losses

Due to the Bank Merger, there was no provision for loan losses in the quarter ended December 31, 2011 (Successor). Provision for loan losses for the quarter ended December 31, 2010 (Predecessor) totaled $20.0 million. In addition, provision for loan losses for the period of January 29 to December 31, 2011 (Successor), the period of January 1 to January 28, 2011 (Predecessor), and the year ended December 31, 2010 (Predecessor) totaled $1.5 million, $40 thousand and $58.5 million, respectively. The loan loss provision in the successor period reflects $752 thousand of estimated losses inherent in loans originated subsequent to the CBF investment date, $359 thousand of impairment related to probable decreases in cash flows expected to be collected on certain purchase credit-impaired loan pools, and $339 thousand of losses on acquired non-PCI loans.

Noninterest Income

Noninterest income for the quarter ended December 31, 2011 (Successor) and the quarter ended December 31, 2010 (Predecessor) totaled $1.8 million and $8.0 million, respectively. Noninterest income in the fourth quarter of 2011 (Successor) was solely related to the Company’s equity income from its investment in Capital Bank, NA.

Further, noninterest income for the period of January 29 to December 31, 2011 (Successor), the period of January 1 to January 28, 2011 (Predecessor), and the year ended December 31, 2010 (Predecessor) totaled $7.4 million, $832 thousand and $15.5 million, respectively. Noninterest income in the successor period was significantly impacted by the Company’s $4.0 million of equity income from its investment in Capital Bank, NA. Additionally, noninterest income in the year ended December 31, 2010 (Predecessor) benefited from $5.9 million of gains recorded on the sale of investment securities while no gains or losses were recognized in the period from January 29 to December 31, 2011 (Successor) or the period from January 1 to January 28, 2011 (Predecessor).

Noninterest Expense

Noninterest expense for the quarter ended December 31, 2011 (Successor) and the quarter ended December 31, 2010 (Predecessor) totaled $175 thousand and $15.1 million, respectively. Expenses in the successor period were significantly reduced by the Bank Merger and related deconsolidation of Old Capital Bank.

Further, noninterest expense for the period from January 29 to December 31, 2011 (Successor), the period from January 1 to January 28, 2011 (Predecessor) and the year ended December 31, 2010 (Predecessor) totaled $25.3 million, $4.2 million and $54.3 million, respectively. Additionally, expenses in the year ended December 31, 2011 were significantly reduced by the Bank Merger and related deconsolidation of Old Capital Bank. Expenses in the period from January 29 to December 31, 2011 (Successor) were impacted by a $4.0 million contract termination fee related to the conversion and integration of the Company’s operations onto a common technology platform utilized across the CBF enterprise. This system conversion is intended to create operating efficiencies and better position the Company for future growth.

Measurement Period Adjustments

Financial results for the year ended 2011 were significantly impacted by the controlling investment in the Company by CBF. The Company elected to apply push-down accounting. Accordingly, the Company’s assets and liabilities were adjusted to estimated fair value at the CBF investment date. During the fourth quarter of 2011, the Company was still in the process of completing its fair value analysis (not to exceed one year from the acquisition date) of assets and liabilities, and the Company made adjustments which are retrospectively reflected herein.

The measurement period adjustments were primarily due to a $30.7 million decrease in the acquisition date estimated fair values of certain acquired loans based on further analysis of estimated credit losses and other relevant facts and circumstances existing as of the acquisition date. This adjustment resulted in the Company retrospectively increasing net income by $1.0 million, net of tax, for the second quarter of 2011 (Successor) and retrospectively increasing the equity income from the investment in Capital Bank, NA by $114,000 in the third quarter of 2011 (Successor).

Forward-looking Statements

Information in this press release contains forward-looking statements. Such forward looking statements can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” or “continue,” or the negative thereof or other variations thereof or comparable terminology. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, market and economic conditions, the management of our growth, the risks associated with Capital Bank, NA’s loan portfolio and real estate holdings, local economic conditions affecting retail and commercial real estate, ability to integrate our new management and directors without encountering potential difficulties, the Company’s geographic concentration in the southeastern region of the United States, ability to integrate the operations of Old Capital Bank with those of Capital Bank, NA, the potential for the interests of the other shareholders of Capital Bank, NA to differ from those of the Company, restrictions imposed by Capital Bank, NA’s loss sharing agreements with the FDIC, the assumptions and judgments required by loss share accounting and the acquisition method of accounting, competition within the industry, dependence on key personnel, government legislation and regulation, the risks associated with identification, completion and integration of any future acquisitions, risks related to Capital Bank, NA’s technology and information systems, the fact that the Company has experienced net losses during the last three fiscal years, risks associated with the controlling interest of CBF in the Company, and risks associated with the limited liquidity of the Company’s common stock. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

CAPITAL BANK CORPORATION
Results of Operations

	Successor Company				Predecessor Company
(Dollars in thousands except per share data)	Three Months Ended Dec. 31, 2011	Three Months Ended Sep. 30, 2011	Three Months Ended Jun. 30, 2011	Jan. 29, 2011 to Mar. 31, 2011	Jan. 1, 2011 to Jan. 28, 2011	Three Months Ended Dec. 31, 2010

Interest income	$85	$85	$18,990	$12,281	$5,955	$18,327
Interest expense	362	355	3,551	2,260	1,996	6,040
Net interest income (loss)	(277)	(270)	15,439	10,021	3,959	12,287
Provision for loan losses	–	–	1,283	167	40	20,011
Net interest income (loss) after provision	(277)	(270)	14,156	9,854	3,919	(7,724)
Noninterest income	1,762	2,283	2,065	1,252	832	8,004
Noninterest expense	175	76	12,797	12,229	4,155	15,129
Net income (loss) before taxes	1,310	1,937	3,424	(1,123)	596	(14,849)
Income tax expense (benefit)	(168)	(117)	1,115	(549)	–	18,634
Net income (loss)	1,478	2,054	2,309	(574)	596	(33,483)
Dividends and accretion on preferred stock	–	–	–	–	861	589
Net income (loss) attributable to common shareholders	$1,478	$2,054	$2,309	$(574)	$(265)	$(34,072)

Earnings (loss) per share – basic and diluted	$0.02	$0.02	$0.03	$(0.01)	$(0.02)	$(2.59)

End of Period Balances

	Successor Company				Predecessor Company
(Dollars in thousands except per share data)	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010

Total assets	$249,742	$248,249	$248,562	$1,702,798	$1,585,547
Total earning assets	3,393	3,393	3,393	1,500,664	1,537,863
Cash and cash equivalents	2,163	2,435	12,477	116,650	66,745
Investment securities	–	–	–	304,902	223,292
Loans	–	–	–	1,094,558	1,254,479
Allowance for loan losses	–	–	–	167	36,061
Investment in and advance to Capital Bank, NA	247,121	245,506	235,657	–	–
Intangible assets	–	–	–	53,525	1,774
Deposits	–	–	–	1,349,661	1,343,286
Borrowings	–	–	–	93,513	121,000
Subordinated debentures	19,163	19,099	19,036	19,905	34,323
Shareholders’ equity	224,864	223,532	229,419	228,760	76,688

Per Share Data
Book value	$2.62	$2.61	$2.67	$2.68	$2.75
Tangible book value	2.23	2.22	2.25	2.07	2.67

Common shares outstanding	85,802,164	85,802,164	85,802,164	85,489,260	12,877,846

CAPITAL BANK CORPORATION
Average Balances and Yields/Rates

	Successor Company				Predecessor Company
(Dollars in thousands)	Three Months Ended Dec. 31, 2011	Three Months Ended Sep. 30, 2011	Three Months Ended Jun. 30, 2011	Jan. 29, 2011 to Mar. 31, 2011	Jan. 1, 2011 to Jan. 28, 2011	Three Months Ended Dec. 31, 2010

Average Balances
Total assets	$244,291	$248,183	$1,701,071	$1,692,347	$1,592,750	$1,648,467
Total earning assets	3,393	3,393	1,488,645	1,490,146	1,542,617	1,577,651
Investment securities	–	–	338,035	242,622	223,854	198,524
Loans	–	–	1,097,413	1,107,666	1,249,787	1,295,748
Deposits	–	–	1,343,599	1,340,741	1,350,336	1,366,905
Borrowings	–	–	93,349	98,599	120,032	126,130
Subordinated debentures	19,142	19,078	19,323	19,563	34,323	34,323
Shareholders’ equity	224,843	228,961	231,742	226,423	78,724	110,788

Yields/Rates 1
Yield on earning assets	9.94%	9.94%	5.19%	5.17%	4.61%	4.68%
Cost of interest-bearing liabilities	7.50	7.38	1.07	1.04	1.69	1.71
Net interest spread	2.44	2.56	4.12	4.13	2.92	2.97
Net interest margin	(32.39)	(31.57)	4.23	4.23	3.09	3.16

1	Annualized and on a fully taxable equivalent basis.

CAPITAL BANK CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	Successor Company	Predecessor Company
(Dollars in thousands)	Dec. 31, 2011	Dec. 31, 2010

Assets
Cash and cash equivalents:
Cash and due from banks	$2,163	$13,646
Interest-bearing deposits with banks	–	53,099
Total cash and cash equivalents	2,163	66,745
Investment securities:
Investment securities – available for sale, at fair value	–	214,991
Other investments	–	8,301
Total investment securities	–	223,292
Mortgage loans held for sale	–	6,993
Loans:
Loans – net of unearned income and deferred fees	–	1,254,479
Allowance for loan losses	–	(36,061)
Net loans	–	1,218,418
Investment in and advance to Capital Bank, NA	247,121	–
Other real estate	–	18,334
Premises and equipment, net	–	25,034
Other intangible assets, net	–	1,774
Other assets	458	24,957
Total assets	$249,742	$1,585,547

Liabilities
Deposits:
Demand deposits	$–	$116,113
NOW accounts	–	185,782
Money market accounts	–	137,422
Savings deposits	–	30,639
Time deposits	–	873,330
Total deposits	–	1,343,286
Borrowings	–	121,000
Subordinated debentures	19,163	34,323
Other liabilities	5,715	10,250
Total liabilities	24,878	1,508,859

Shareholders’ Equity
Preferred stock, $1,000 par value; 100,000 shares authorized; 41,279 shares issued and outstanding (liquidation preference of $41,279) at December 31, 2010	–	40,418
Common stock, no par value; 300,000,000 shares authorized; 85,802,164 and 12,877,846 shares issued and outstanding	218,826	145,594
Retained earnings (accumulated deficit)	5,267	(108,027)
Accumulated other comprehensive income (loss)	771	(1,297)
Total shareholders’ equity	224,864	76,688
Total liabilities and shareholders’ equity	$249,742	$1,585,547

CAPITAL BANK CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
(Dollars in thousands except per share data)	Three Months Ended Dec. 31, 2011	Three Months Ended Dec. 31, 2010	Jan. 29, 2011 to Dec. 31, 2011	Jan. 1, 2011 to Jan. 28, 2011	Year Ended Dec. 31, 2010

Interest income:
Loans and loan fees	$–	$16,394	$27,521	$5,479	$68,474
Investment securities:
Taxable interest income	–	1,632	3,206	391	7,483
Tax-exempt interest income	–	227	398	74	1,596
Dividends	–	22	59	–	80
Federal funds and other interest income	85	52	257	11	89
Total interest income	85	18,327	31,441	5,955	77,722
Interest expense:
Deposits	–	4,644	4,560	1,551	21,082
Borrowings and subordinated debentures	362	1,396	1,968	445	5,677
Total interest expense	362	6,040	6,528	1,996	26,759
Net interest income (loss)	(277)	12,287	24,913	3,959	50,963
Provision for loan losses	–	20,011	1,450	40	58,545
Net interest income (loss) after provision for loan losses	(277)	(7,724)	23,463	3,919	(7,582)
Noninterest income:
Service charges and other fees	–	843	1,355	291	3,311
Bank card services	–	541	847	174	2,020
Mortgage origination and other loan fees	–	753	518	210	1,861
Brokerage fees	–	220	308	78	963
Bank-owned life insurance	–	67	134	10	699
Equity income from investment in Capital Bank, NA	1,762	–	4,045	–	–
Net gain on sale of investment securities	–	5,344	–	–	5,855
Other	–	236	155	69	840
Total noninterest income	1,762	8,004	7,362	832	15,549
Noninterest expense:
Salaries and employee benefits	–	6,038	9,525	1,977	22,675
Occupancy	–	1,488	2,970	548	5,906
Furniture and equipment	–	871	1,401	275	3,183
Data processing and telecommunications	–	562	911	180	2,092
Advertising and public relations	–	423	325	131	1,887
Office expenses	–	320	498	93	1,260
Professional fees	–	729	543	190	2,514
Business development and travel	–	413	550	87	1,350
Amortization of other intangible assets	–	232	478	62	937
ORE losses and miscellaneous loan costs	–	1,148	1,608	176	5,006
Directors’ fees	–	233	93	68	1,061
FDIC deposit insurance	–	1,818	1,076	266	3,846
Contract termination fees	–	–	3,955	–	–
Other	175	854	1,344	102	2,592
Total noninterest expense	175	15,129	25,277	4,155	54,309
Net income (loss) before taxes	1,310	(14,849)	5,548	596	(46,342)
Income tax expense (benefit)	(168)	18,634	281	–	15,124
Net income (loss)	1,478	(33,483)	5,267	596	(61,466)
Dividends and accretion on preferred stock	–	589	–	861	2,355
Net income (loss) attributable to common shareholders	$1,478	$(34,072)	$5,267	$(265)	$(63,821)

Earnings (loss) per common share – basic	$0.02	$(2.59)	$0.06	$(0.02)	$(4.98)
Earnings (loss) per common share – diluted	$0.02	$(2.59)	$0.06	$(0.02)	$(4.98)

CAPITAL BANK CORPORATION
Average Balances, Interest Earned or Paid, and Interest Yields/Rates
Tax Equivalent Basis 1

	Successor Company						Predecessor Company
(Dollars in thousands)	Three Months Ended Dec. 31, 2011			Three Months Ended Sep. 30, 2011			Three Months Ended Dec. 31, 2010
	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate

Assets
Loans 2	$–	$–	–%	$–	$–	–%	$1,303,147	$16,545	5.04%
Investment securities 3	–	–	–	–	–	–	191,877	1,999	4.17
Interest-bearing deposits	–	–	–	–	–	–	82,627	52	0.25
Advance to Capital Bank, NA	3,393	85	9.94	3,393	85	9.94	–	–	–
Total interest-earning assets	3,393	$85	9.94%	3,393	$85	9.94%	1,577,651	$18,596	4.68%
Cash and due from banks	2,318			9,268			18,044
Other assets	238,580			235,522			52,772
Total assets	$244,291			$248,183			$1,648,467

Liabilities and Equity
NOW and money market accounts	$–	$–	–%	$–	$–	–%	$319,250	$626	0.78%
Savings accounts	–	–	–	–	–	–	30,913	10	0.13
Time deposits	–	–	–	–	–	–	889,153	4,008	1.79
Total interest-bearing deposits	–	–	–	–	–	–	1,239,316	4,644	1.49
Borrowings	–	–	–	–	–	–	126,130	1,095	3.44
Subordinated debentures	19,142	362	7.50	19,078	355	7.38	34,323	301	3.48
Total interest-bearing liabilities	19,142	$362	7.50%	19,078	$355	7.38%	1,399,769	$6,040	1.71%
Noninterest-bearing deposits	–			–			127,589
Other liabilities	306			144			10,321
Total liabilities	19,448			19,222			1,537,679
Shareholders’ equity	224,843			228,961			110,788
Total liabilities and shareholders’ equity	$244,291			$248,183			$1,648,467

Net interest spread 4			2.44%			2.56%			2.97%
Tax equivalent adjustment		$–			$–			$269
Net interest income and net interest margin 5		$(277)	(32.39)%		$(270)	(31.57)%		$12,556	3.16%

1	The tax equivalent adjustment is computed using a federal tax rate of 34% and is applied to interest income from tax exempt municipal loans and investment securities.
2	Loans include mortgage loans held for sale in addition to nonaccrual loans for which accrual of interest has not been recorded.
3	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
4	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
5	Net interest margin represents net interest income divided by average interest-earning assets.

CAPITAL BANK CORPORATION
Average Balances, Interest Earned or Paid, and Interest Yields/Rates
Tax Equivalent Basis 1

	Successor Company			Predecessor Company
(Dollars in thousands)	Period of Jan. 29 to Dec. 31, 2011			Period of Jan. 1 to Jan. 28, 2011			Year Ended Dec. 31, 2010
	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans 2	$495,129	$27,734	6.12%	$1,253,296	$5,530	5.20%	$1,353,191	$69,084	5.11%
Investment securities 3	133,960	3,893	3.17	225,971	504	2.68	213,402	9,986	4.68
Interest-bearing deposits	39,730	87	0.24	63,350	11	0.20	38,003	89	0.23
Advance to Capital Bank, NA	1,869	170	9.94	–	–	–	–	–	–
Total interest-earning assets	670,688	$31,884	5.20%	1,542,617	$6,045	4.61%	1,604,596	$79,159	4.93%
Cash and due from banks	10,603			16,112			18,149
Other assets	214,626			34,021			68,910
Total assets	$895,917			$1,592,750			$1,691,655

Liabilities and Equity
NOW and money market accounts	$154,880	$1,084	0.76%	$334,668	$211	0.74%	$327,811	$2,794	0.85%
Savings accounts	14,352	16	0.12	30,862	3	0.11	30,555	41	0.13
Time deposits	380,278	3,460	0.99	870,146	1,337	1.81	878,068	18,247	2.08
Total interest-bearing deposits	549,510	4,560	0.91	1,235,676	1,551	1.48	1,236,434	21,082	1.71
Borrowings	42,851	664	1.69	120,032	343	3.36	150,207	4,541	3.02
Subordinated debentures	19,248	1,304	7.40	34,323	102	3.50	33,550	1,131	3.37
Repurchase agreements	–	–	–	–	–	–	1,564	5	0.32
Total interest-bearing liabilities	611,609	$6,528	1.17%	1,390,031	$1,996	1.69%	1,421,755	$26,759	1.88%
Noninterest-bearing deposits	53,397			114,660			130,944
Other liabilities	4,922			9,635			10,519
Total liabilities	669,928			1,514,326			1,563,218
Shareholders’ equity	225,989			78,424			128,437
Total liabilities and shareholders’ equity	$895,917			$1,592,750			$1,691,655

Net interest spread 4			4.03%			2.92%			3.05%
Tax equivalent adjustment		$443			$90			$1,437
Net interest income and net interest margin 5		$25,356	4.13%		$4,049	3.09%		$52,400	3.27%

1	The tax equivalent adjustment is computed using a federal tax rate of 34% and is applied to interest income from tax exempt municipal loans and investment securities.
2	Loans include mortgage loans held for sale in addition to nonaccrual loans for which accrual of interest has not been recorded.
3	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
4	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
5	Net interest margin represents net interest income divided by average interest-earning assets.